As filed with the Securities and Exchange Commission on July 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KE Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Oriental Electronic Technology Building

No. 2 Chuangye Road, Haidian District
Beijing 100086

People’s Republic of China

+86 10 5810 4689

(Address of Principal Executive Offices and Zip Code)

2020 Global Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

XU Tao Chief Financial Officer KE Holdings Inc. Oriental Electronic Technology Building No. 2 Chuangye Road, Haidian District Beijing 100086 People’s Republic of China +86 10-5810-4689	Yuting Wu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Center, Tower II, 46/F 1539 Nanjing West Road Shanghai 200040 People’s Republic of China +86 21-6193-8200

EXPLANATORY NOTE

This Registration Statement is filed by KE Holdings Inc. (the “Registrant”) to register additional securities issuable pursuant to the 2020 Global Share Incentive Plan (the “2020 Plan”) and consists of only those items required by General Instruction E to Form S-8. The additional securities registered hereby consist of 107,760,223 Class A ordinary shares representing the number of Class A ordinary shares reserved for future grants under the 2020 Plan, which were not previously registered under the registration statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2021 (File No. 333-254262). In accordance with General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2022 (File No. 001-39436) filed with the Commission on April 27, 2023; and

(b)	The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-39436) filed with the Commission on August 7, 2020, which incorporates by reference the description of the Registrant’s Class A ordinary shares set forth in the Registrant’s registration statement on Form F-1 (File No. 333-240068), as amended, originally filed with the Commission on July 24, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

4.1	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 6-K (File No. 001-39436), furnished with the SEC on August 12, 2022)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 2.2 to the Registrant’s annual report on Form 20-F (File No. 001-39436) filed with the Commission on April 27, 2023)

4.3	Deposit Agreement among the Registrant, the Bank of New York Mellon as the depositary and holders of the American Depositary Shares dated August 12, 2020 (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on the Form F-1, filed with the Commission on November 16, 2020 (File No. 333-250116))

5.1*	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Registrant, regarding the legality of the Class A Ordinary Shares being registered

10.1	2020 Global Share Incentive Plan, as amended in April 2022 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s annual report on Form 20-F (File No. 001-39436) filed with the Commission on April 27, 2023)

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 28, 2023.

KE Holdings Inc.

By:	/s/ PENG Yongdong
	Name:	PENG Yongdong
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of PENG Yongdong and XU Tao, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on July 28, 2023.

Signature	Title

/s/ PENG Yongdong PENG Yongdong	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ SHAN Yigang SHAN Yigang	Executive Director

/s/ XU Wangang XU Wangang	Vice Chairman and Executive Director

/s/ XU Tao XU Tao	Executive Director and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ LI Zhaohui LI Zhaohui	Director

/s/ CHEN Xiaohong CHEN Xiaohong	Independent Director

/s/ ZHU Hansong ZHU Hansong	Independent Director

/s/ WU Jun WU Jun	Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of KE Holdings Inc. has signed this registration statement or amendment thereto in New York on July 28, 2023.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President